PROSPECTUS Dated November 10, 2004                                                          Pricing Supplement No. 95 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-117752
Dated November 10, 2004                                                                           Dated October 21, 2005
                                                                                                          Rule 424(b)(3)

                                                       $9,000,000
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                -----------------------

                                               PLUS due November 24, 2006
                             Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                     Based on the Value of the MSCI Japan Index(SM)
                                       Performance Leveraged Upside Securities(SM)
                                                      ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity.
Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the closing value of the MSCI Japan Index(SM) (yen price return only) at maturity.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o    At maturity, if the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to
     $10 multiplied by 300% of the percent increase in the value of the MSCI Japan Index(SM) (yen price return only), subject to a maximum payment at maturity of 12.04, or 120.4% of the issue price. If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to
     1.0.

     o    The percent increase in the value of the MSCI Japan Index(SM) (yen price return only) will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.

     o    The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o    The initial index value is 833.79, the closing value of the MSCI Japan Index(SM) (yen price return only) on
          October 24, 2005, the index business day immediately succeeding the day we priced the PLUS for initial sale to the public.

     o    The final index value will equal the closing value of the MSCI Japan Index(SM) (yen price return only) on the second scheduled index business day prior to the maturity date, which we refer to as the index valuation date.

o    Investing in the PLUS is not equivalent to investing in the MSCI Japan Index(SM) (yen price return only) or its component stocks.

o    The PLUS will not be listed on any securities exchange.

o    The CUSIP number for the PLUS is 61747Y766.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities.  See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   ------------------
                                                   PRICE $10 PER PLUS
                                                   ------------------

                                                                   Price to             Agent's            Proceeds to
                                                                    Public           Commissions(1)          Company
                                                                  ----------            --------            ----------
Per PLUS.................................................           $10.00               $0.15                $9.85
Total....................................................         $9,000,000            $135,000            $8,865,000
---------------------------------------
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the
Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                                                          PS-2

========================================================================================================================

                                                     SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the MSCI Japan Index(SM) (yen price return only), which we refer to as the MSCI Japan Index.

     MSCI Japan Index(SM) is a service mark of Morgan Stanley Capital International and has been licensed for use by
Morgan Stanley. "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10              We, Morgan Stanley, are offering Performance Leveraged Upside Securities(SM) due
                                 November 24, 2006, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                 Based on the Value of the MSCI Japan Index(SM), which we refer to as the PLUS.  The principal amount and issue price of each PLUS is $10.

                                 The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS.  See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee
principal; no interest           any return of principal at maturity.  If the final index value is less than the initial index value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the MSCI Japan Index.  The initial index value is 833.79, the closing value of the MSCI Japan Index on October 24, 2005, the index business day immediately succeeding the day we priced the PLUS for initial sale to the public.
                                 The final index value will be the closing value of the MSCI Japan Index on the second scheduled index business day prior to the maturity date, which we refer to as the index valuation date.  If a market disruption event occurs on the scheduled index valuation date or the scheduled index valuation date is not otherwise an index business day, the maturity date will be postponed until the second scheduled trading day following the index valuation date as postponed.

Payment at maturity based on     At maturity, you will receive for each $10 principal amount of PLUS that you hold
the MSCI Japan Index             an amount in cash based upon the value of the MSCI Japan Index, determined as follows:

                                 o    If the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                         $10 + leveraged upside payment,

                                      subject to a maximum payment at maturity of $12.04, or 120.4% of the issue price,

                                                          PS-3

========================================================================================================================

                                      where,

                                         leveraged upside payment = ($10 x 300% x index percent
                                         increase)

                                      and

                                                               final index value - initial index value
                                      index percent increase = ---------------------------------------
                                                                         initial index value

                                 o    If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                         $10  x index performance factor

                                      where,

                                                                  final index value
                                      index performance factor = -------------------
                                                                 initial index value

                                      Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                 On PS-6, we have provided a graph titled "Hypothetical Payouts on the PLUS at
                                 Maturity," which illustrates the performance of the PLUS at maturity over a range of hypothetical percentage changes in the index.  The graph does not show every situation that may occur.

                                 You can review the historical values of the MSCI Japan Index in the section of this pricing supplement called "Description of PLUS--Historical Information."  The payment of dividends on the stocks that underlie the MSCI Japan Index is not reflected in the level of the MSCI Japan Index and, therefore, has no effect on the calculation of the payment at maturity.

                                 Investing in the PLUS is not equivalent to investing in the MSCI Japan Index or its component stocks.

Your return on the PLUS is       The return investors realize on the PLUS is limited by the maximum payment at
limited by the maximum payment   maturity.  The maximum payment at maturity of each PLUS is $12.04, or 120.4% of the
at maturity                      issue price.  Although the leverage factor provides 300% exposure to any increase in value of the MSCI Japan Index at maturity, because the payment at maturity will be limited to 120.4% of the issue price of the PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds approximately 106.8% of the initial index value.  See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

MSCI Japan Index                 The MSCI Japan Index is calculated, published and disseminated daily by Morgan
                                 Stanley Capital International Inc., or MSCI, a majority-owned subsidiary of Morgan
                                 Stanley, and is composed of equity securities listed on Japanese stock exchanges.
                                 For further information regarding the MSCI Japan Index, see "Description of
                                 Notes--The MSCI Japan Index".

                                                          PS-4

========================================================================================================================

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its
Calculation Agent                successors, which we refer to as MS & Co., to act as calculation agent for JPMorgan
                                 Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the initial index value, the final index value, the percentage change in the MSCI Japan Index, the payment to you at maturity and whether a market disruption event has occurred.

MSCI is our subsidiary           MSCI, which owns the MSCI Japan Index, is a majority-owned subsidiary of Morgan
                                 Stanley.  MSCI is responsible for the design and maintenance of the MSCI Japan
                                 Index, including decisions regarding the calculation of the MSCI Japan Index, such as the addition and deletion of component stocks and other methodological modifications of the MSCI Japan Index.  The actions and judgments of MSCI may affect the value of the MSCI Japan Index and, consequently, could adversely affect the value of the PLUS.  You should read about certain potentially adverse economic interests that may exist because of our affiliation with MSCI in the section called
                                 "Risk Factors."  The economic interests of the calculation agent and other of our associates are potentially adverse to your interests.

Where you can find more          The PLUS are senior notes issued as part of our Series F medium-term note program.
information on the PLUS          You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 10, 2004.  We describe the basic features of this type of note in the sections of the prospectus supplement called
                                 "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                 Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement.  You should also read about some of the risks involved in investing in PLUS in the section called
                                 "Risk Factors."  The tax treatment of investments in index-linked notes such as these differ from that of investments in ordinary debt securities.  See the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                 Taxation."  We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number
                                 (212) 761-4000).

                                                          PS-5

========================================================================================================================

                                      HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the index. The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity. The graph is based on the following terms:

     o    Issue Price per PLUS:  $10.00

     o    Initial Index Value:   833.79

     o    Leverage Factor:         300%

     o    Maximum Payment at Maturity:  $12.04 (120.4% of the Issue Price)

     Where the final index value is greater than the initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 principal amount per PLUS, but in all cases is subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payment at maturity on the PLUS reflected in the graph below is less than the $10 principal amount per PLUS.

     You will realize the maximum payment at maturity at a final index value of approximately 106.8% of the initial index value, or approximately 890.49. In addition, you will not share in the performance of the index at final index values above 120.4% of the initial index value, or approximately 1,003.88.

                                                          PS-6

========================================================================================================================

                                                      RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the
PLUS do not pay interest or guarantee any return of principal at maturity.  The return investors realize on the PLUS is limited by the maximum payment at maturity.  This section describes the most significant risks relating to the PLUS.
You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or      The terms of the PLUS differ from those of ordinary debt securities in that we will
guarantee return of principal    not pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity.  Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final index value. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum payment at maturity of $12.04, or 120.4% of the issue price.  The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public.  If the final index value is less than the initial index value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the MSCI Japan Index.  See "Hypothetical Payouts on the PLUS at Maturity"
                                 on PS-6.

Your appreciation potential is   The appreciation potential of the PLUS is limited by the maximum payment at
limited                          maturity of $12.04, or 120.4% of the issue price.  As a result, you will not share in any appreciation of the MSCI Japan Index above 120.4% of the value of the MSCI
                                 Japan Index on October 24, 2005, the index business day immediately succeeding the day we priced the PLUS for initial sale to the public.  Although the leverage factor provides 300% exposure to any increase in the value of the MSCI Japan Index at maturity, because the payment at maturity will be limited to 120.4% of the issue price for each PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds approximately 106.8% of the initial index value.  See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

The PLUS will not be listed      The PLUS will not be listed on any exchange. Therefore, there may be little or no secondary market for the PLUS.  MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily.
                                 Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your
                                 PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS may     Several factors, many of which are beyond our control, will influence the value of
be influenced by many            the PLUS in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the PLUS in the secondary market, including:

                                 o    the value of the MSCI Japan Index at any time

                                 o    the volatility (frequency and magnitude of changes in value) of the MSCI Japan
                                      Index

                                 o    interest and yield rates in the U.S. and Japanese markets

                                                          PS-7

========================================================================================================================

                                 o    the dividend rate on the stocks underlying the MSCI Japan Index

                                 o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities underlying the MSCI Japan Index or stock markets generally and which may affect the final index value

                                 o    the time remaining until the PLUS mature

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity.  For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the MSCI
                                 Japan Index is at or below the initial index value or if market interest rates rise.

                                 You cannot predict the future performance of the MSCI Japan Index based on its historical performance.  The value of the MSCI Japan Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the
                                 PLUS by an amount proportionate to the decrease in the value of the MSCI Japan
                                 Index.  In addition, there can be no assurance that the value of the MSCI Japan
                                 Index will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS.  Nor can there be any assurance that the value of the
                                 MSCI Japan Index will not increase beyond 120.4% of the initial index value, in which case you will only receive the maximum payment at maturity.  You will no longer share in the performance of the MSCI Japan Index at index values above
                                 120.4% of the initial index value.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase PLUS in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the MSCI Japan    MSCI is responsible for calculating and maintaining the MSCI Japan Index.  MSCI can
Index could adversely affect     add, delete or substitute the stocks underlying the MSCI Japan Index or make other
the value of the PLUS            methodological changes that could change the value of the MSCI Japan Index.  Any of these actions could adversely affect the value of the PLUS.

                                 MSCI may discontinue or suspend calculation or publication of the MSCI Japan Index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI Japan Index.  MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS &
                                 Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices at maturity of the stocks underlying the MSCI Japan Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the MSCI Japan
                                 Index last in effect prior to discontinuance of the MSCI Japan Index.

                                                          PS-8

========================================================================================================================

There are risks associated       Investments in securities indexed to the value of Japanese equity securities
with investments in securities   involve risks associated with the Japanese securities market, including volatility,
indexed to the value of          governmental intervention and cross-shareholdings among companies in the MSCI Japan
Japanese equity securities       Index.  Also, there is generally less publicly available information about Japanese companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The economic interests of the    The economic interests of the calculation agent and other affiliates of ours are
calculation agent and other      potentially adverse to your interests as an investor in the PLUS.
affiliates of ours are
potentially adverse to your      MSCI may discontinue or suspend calculation or publication of the MSCI Japan Index
interests                        at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI Japan Index.  MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS &
                                 Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices of the stocks underlying the MSCI Japan Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the MSCI Japan Index last in effect prior to discontinuance of the MSCI Japan Index.

                                 MSCI and MS & Co., the calculation agent, are each our subsidiaries.  MSCI is responsible for calculating and maintaining the MSCI Japan Index and the guidelines and policies governing its composition and calculation.  Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.

                                 The policies and judgments for which MSCI is responsible concerning additions, deletions, substitutions and weightings of the component stocks and the manner in which certain changes affecting such underlying securities are taken into account may affect the value of the MSCI Japan Index.  The inclusion of a component security in the MSCI Japan Index is not an investment recommendation by Morgan
                                 Stanley or MSCI of that security.

                                 MS & Co. and MSCI are under no obligation to consider your interests as an investor in the PLUS and will not do so.  Any such actions or judgments by MSCI or MS & Co.
                                 could adversely affect the value of the PLUS.  See "Description of Notes--The MSCI
                                 Japan Index--Maintenance of the MSCI Japan Index," "--The MSCI Japan
                                 Index--Affiliation of MSCI, MS & Co. and Morgan Stanley" and "--Discontinuance of the
                                 MSCI Japan Index; Alteration of Method of Calculation" below.

                                 As calculation agent, MS & Co. will determine the initial index value and the final index value, and calculate the amount of cash, if any, you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the MSCI Japan Index, may affect the payout to you at maturity.  See the sections of this pricing supplement called
                                 "Description of PLUS--Market Disruption Event" and "--Discontinuance of the MSCI
                                 Japan Index; Alteration of Method of Calculation."

                                                          PS-9

========================================================================================================================

                                 The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS.  The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not     Investing in the PLUS is not equivalent to investing in the MSCI Japan Index or its
equivalent to investing in the   component stocks.  As an investor in the PLUS, you will not have voting rights or
MSCI Japan Index                 rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the MSCI Japan Index, nor are you exposed to increases or decreases in the currency exchange rate between the U.S. dollar and Japanese yen, the trading currency of the stocks that underlie the MSCI Japan Index.

Hedging and trading activity     MS & Co. and other affiliates of ours have carried out, and will continue to carry
by the calculation agent and     out, hedging activities related to the PLUS (and possibly to other instruments
its affiliates could             linked to the MSCI Japan Index or its component stocks), including trading in the
potentially adversely affect     stocks underlying the MSCI Japan Index as well as in other instruments related to
the value of the PLUS            the MSCI Japan Index.  MS & Co. and some of our other subsidiaries also trade the stocks underlying the MSCI Japan Index and other financial instruments related to the MSCI Japan Index and the stocks underlying the MSCI Japan Index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on the date of this pricing supplement could potentially have increased the initial index value and, therefore, the value at which the MSCI Japan Index must close on the index valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS.
                                 Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the value of the MSCI Japan Index on the index valuation date and, accordingly, the amount of cash you will receive at maturity.

Because the characterization     You should also consider the U.S. federal income tax consequences of investing in
of the PLUS for U.S. federal     the PLUS.  There is no direct legal authority as to the proper tax treatment of the
income tax purposes is           PLUS, and consequently our special tax counsel is unable to render an opinion as to
uncertain, the material U.S.     their proper characterization for U.S. federal income tax purposes.  Significant
federal income tax               aspects of the tax treatment of the PLUS are uncertain. Pursuant to the terms of
consequences of an investment    the PLUS, you have agreed with us to treat a PLUS as a single financial contract,
in the PLUS are uncertain        as described in the section of this pricing supplement called "Description of
                                 PLUS--United States Federal Income Taxation--General."  If the Internal Revenue
                                 Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ.  We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.  Please read carefully the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                 Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                 Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-10

========================================================================================================================

                                                   DESCRIPTION OF PLUS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"PLUS" refers to each $10 principal amount of our PLUS due November 24, 2006, Mandatorily Exchangeable for an Amount
Payable in U.S. Dollars Based on the Value of the MSCI Japan Index(SM). In this pricing supplement, the terms "we," "us"
and "our" refer to Morgan Stanley.

Aggregate Principal Amount....................    $9,000,000

Original Issue Date (Settlement Date).........    October 26, 2005

Maturity Date.................................    November 24, 2006, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the scheduled Index Valuation Date.

                                                  If due to a Market Disruption Event or otherwise, the Index Valuation
                                                  Date is postponed so that it falls less than two scheduled Trading
                                                  Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the Index Valuation Date as postponed. See "--Index Valuation Date" below.

Issue Price...................................    $10 per PLUS

Denominations.................................    $10 and integral multiples thereof

CUSIP Number..................................    61747Y766

Interest Rate.................................    None

Specified Currency............................    U.S. dollars

Payment at Maturity...........................    At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Final Index Value is greater than the Initial
                                                  Index Value, the lesser of (a) $10 plus the Leveraged Upside Payment and (b) the Maximum Payment at Maturity or (ii) if the Final Index
                                                  Value is less than or equal to the Initial Index Value, $10 times the
                                                  Index Performance Factor. See "--Discontinuance of the MSCI Japan
                                                  Index; Alteration of Method of Calculation" below.

                                                  We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business
                                                  Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to
                                                  DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry

                                                         PS-11

========================================================================================================================

                                                  Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Maximum Payment at Maturity...................    $12.04.

Leveraged Upside Payment .....................    The product of (i) $10 and (ii) 300% and (iii) the Index Percent
                                                  Increase.

Index Percent Increase........................    A fraction, the numerator of which is the Final Index Value minus the
                                                  Initial Index Value and the denominator of which is the Initial Index
                                                  Value.

Index Performance Factor......................    A fraction, the numerator of which is the Final Index Value and the denominator of which is the Initial Index Value.

Initial Index Value...........................    833.79, the Index Closing Value on October 24, 2005, the Index
                                                  Business Day immediately succeeding the day we priced the PLUS for initial sale to the public.

Final Index Value.............................    The Index Closing Value of the MSCI Japan Index on the Index Valuation
                                                  Date.

Index Closing Value...........................    The Index Closing Value on any Index Business Day will equal the closing value of the MSCI Japan Index (yen price return only) or any
                                                  Successor Index (as defined under "--Discontinuance of the MSCI Japan
                                                  Index; Alteration of Method of Calculation" below) published by MSCI at the regular weekday close of trading on that Index Business Day. In certain circumstances, the Index Closing Value will be based on the alternate calculation of the MSCI Japan Index described under
                                                  "--Discontinuance of the MSCI Japan Index; Alteration of Method of
                                                  Calculation."

Index Valuation Date..........................    The Index Valuation Date will be the second scheduled Index Business
                                                  Day prior to the Maturity Date, subject to adjustment for Market
                                                  Disruption Events as described in the following paragraph.

                                                  If there is a Market Disruption Event on the scheduled Index Valuation
                                                  Date or if the scheduled Index Valuation Date is not otherwise an
                                                  Index Business Day, the Index Valuation Date will be the immediately succeeding Index Business Day during which no Market Disruption Event shall have occurred.

Index Business Day............................    A day, as determined by the Calculation Agent, on which trading is generally conducted on the Tokyo Stock Exchange, Inc. ("TSE") and on any exchange on which futures or options contracts related to the MSCI
                                                  Japan Index are traded, other than a day on which trading on any such exchange is scheduled to close prior to its regular final weekday closing time.

Trading Day...................................    A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the
                                                  American Stock Exchange LLC ("AMEX"), the Nasdaq National Market, the
                                                  Chicago Mercantile Exchange and the Chicago Board of Options Exchange
                                                  and in the over-the-counter market for equity securities in the United
                                                  States.

                                                         PS-12

========================================================================================================================

Book Entry Note or Certificated Note..........    Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.
                                                  DTC's nominee will be the only registered holder of the PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                                  Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated Note..............    Senior

Trustee.......................................    JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent.........................................    Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Calculation Agent.............................    MS & Co.

                                                  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the
                                                  Trustee and us.

                                                  All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to
                                                  .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                                  Because the Calculation Agent is our subsidiary, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Index Value, the Final Index
                                                  Value or whether a Market Disruption Event has occurred. See
                                                  "--Discontinuance of the MSCI Japan Index; Alteration of Method of
                                                  Calculation" and "--Market Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event.......................    Market Disruption Event means, with respect to the MSCI Japan Index:

                                                         PS-13

========================================================================================================================

                                                      (i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the MSCI Japan Index (or the
                                                      Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such
                                                      Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the MSCI Japan Index (or the
                                                      Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the MSCI Japan Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole
                                                      discretion; and

                                                      (ii) a determination by the Calculation Agent in its sole
                                                      discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our
                                                      affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

                                                  For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the MSCI
                                                  Japan Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the MSCI Japan Index shall be based on a comparison of
                                                  (x) the portion of the value of the MSCI Japan Index attributable to that security relative to (y) the overall value of the MSCI Japan
                                                  Index, in each case immediately before that suspension or limitation.

                                                  For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule
                                                  80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent)
                                                  on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the MSCI
                                                  Japan Index by the primary securities market trading in such contracts by

                                                         PS-14

========================================================================================================================

                                                  reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the MSCI Japan
                                                  Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to the MSCI Japan Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange.............................    Relevant Exchange means the primary exchange or market of trading for any security then included in the MSCI Japan Index or any Successor
                                                  Index.

Alternate Exchange Calculation
  in Case of an Event of Default..............    In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per
                                                  PLUS upon any acceleration of the PLUS (an "Event of Default
                                                  Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated using the Index Closing Value as of the date of such acceleration as the
                                                  Final Index Value.

                                                  If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation
                                                  Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The MSCI Japan Index..........................    We have derived all information regarding the MSCI Japan Index contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The MSCI Japan Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the
                                                  MSCI website and in real time on Bloomberg Financial Markets and
                                                  Reuters Limited. See "--Affiliation of MSCI, MS & Co. and Morgan
                                                  Stanley" below. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI Japan Index.

                                                  The MSCI Japan Index is intended to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide. Securities listed on the Tokyo,
                                                  Osaka, Fukuoka, Nagoya, Sapporo, JASDAQ and NASDAQ JP exchanges are eligible for inclusion in the MSCI Japan Index.

                                                         PS-15

========================================================================================================================

                                                  Index Calculation

                                                  The MSCI Japan Index is a capitalization-weighted equity index, adjusted for free float, and contains only securities listed on stock exchanges in Japan (as included, the "Component Stocks").

                                                  To construct the MSCI Japan Index, every listed security in the market is identified, and data on its price, outstanding shares, significant owners, free float, and monthly trading volume are collected. The securities are then organized by industry group, and Component Stocks are selected, targeting 60% coverage of market capitalization.
                                                  Selection criteria include: size, long- and short-term volume, cross-ownership and float. By targeting 60% of each industry group, the MSCI Japan Index is intended to capture 60% of the total country market capitalization while maintaining the overall risk structure of the market. Once stocks are selected for the MSCI Japan Index, companies with greater than 40% float are included at their full market capitalization weight. Companies that are added to the MSCI
                                                  Japan Index with less than 40% float are included at a fraction of their market capitalization in accordance with the MSCI partial inclusion schedule. This partial inclusion policy facilitates the inclusion of companies with a modest float, while taking into consideration potential limited supply.

                                                  The MSCI Japan Index is calculated in Japanese yen on a real time basis and is disseminated every 15 seconds during market trading hours.

                                                  The MSCI Japan Index has a base date of December 31, 1969. As of
                                                  October 17, 2005 the MSCI Japan Index contained 369 constituents. As at October 17, 2005, the sector and industry group weightings for the
                                                  MSCI Japan Index were as follows:

                                                  Sector Name                                         Weight
                                                  -----------                                         ------

                                                  Financials                                          21.27%
                                                  Consumer Discretionary                              21.02%
                                                  Industrials                                         16.33%
                                                  Information Technology                              12.71%
                                                  Materials                                            8.89%
                                                  Health Care                                          5.66%
                                                  Consumer Staples                                     5.59%
                                                  Utilities                                            4.38%
                                                  Telecommunications Services                          3.02%
                                                  Energy                                               1.13%

                                                  Industry Group                                      Weight
                                                  --------------                                      ------

                                                  Banks                                               11.53%
                                                  Automobiles and components                          11.35%
                                                  Capital goods                                       10.74%
                                                  Technology hardware and equipment                    9.04%
                                                  Materials                                            8.89%
                                                  Consumer durables and apparel                        6.93%

                                                         PS-16

========================================================================================================================

                                                  Pharmaceuticals and biotechnology                    4.99%
                                                  Diversified financials                               4.74%
                                                  Utilities                                            4.38%
                                                  Transportation                                       4.31%
                                                  Telecommunications services                          3.02%
                                                  Insurance                                            2.73%
                                                  Food, beverage and tobacco                           2.51%
                                                  Software and services                                2.48%
                                                  Real estate                                          2.27%
                                                  Food and staples retailing                           2.16%
                                                  Retailing                                            1.91%
                                                  Commercial services and supplies                     1.28%
                                                  Semiconductors and semiconductor equipment           1.19%
                                                  Energy                                               1.13%
                                                  Household and personal products                      0.92%
                                                  Health care equipment and services                   0.68%
                                                  Media                                                0.55%
                                                  Consumer services                                    0.28%

                                                  Maintenance of the MSCI Japan Index

                                                  In order to maintain the representativeness of the MSCI Japan Index, structural changes to the MSCI Japan Index as a whole may be made by adding or deleting Component Stocks. Currently, such changes in the
                                                  MSCI Japan Index may only be made on four dates throughout the year:
                                                  after the last scheduled Index close of each February, May, August and
                                                  November.

                                                  The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. The quarterly index reviews may result in additions and deletions of Component Stocks from the MSCI Japan Index and changes in
                                                  "inclusion factors" and in number of shares. Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very (SM)all or illiquid; the replacement of securities resulting from the review of price source for Component
                                                  Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

                                                         PS-17

========================================================================================================================

                                                  Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits;
                                                  decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from
                                                  MSCI's pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factor as a result of other events of similar nature.
                                                  Changes in the number of shares are generally (SM)all and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

                                                  Selection of Component Stocks and Calculating and Adjusting for Free
                                                  Float

                                                  The selection of the Component Stocks is based on the following guidelines:

                                                  (i)  Define the universe of listed securities;

                                                  (ii) Adjust the total market capitalization for each security for its respective free float available to foreign investors;

                                                  (iii) Classify securities into industry groups under the Global
                                                  Industry Classification Standard (GICS); and

                                                  (iv) Select securities for inclusion according to MSCI's index construction rules and guidelines.

                                                  To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security's share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security. MSCI will then derive an "inclusion factor" for the company that reflects the percentage of the total number of shares of the

                                                         PS-18

========================================================================================================================

                                                  company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI will then
                                                  "float-adjust" the weight of each constituent company in an index by the company's inclusion factor. Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI's indices.

                                                  Once the free float factor has been determined for a security, the security's total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market
                                                  capitalization figure for the security.

                                                  These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

                                                  Affiliation of MSCI, MS & Co. and Morgan Stanley

                                                  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan
                                                  Stanley. MSCI is responsible for the MSCI Japan Index and the guidelines and policies governing its composition and calculation.
                                                  Although judgments, policies and determinations concerning the MSCI
                                                  Japan Index are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI. MSCI(R) is a registered trademark and service mark of MSCI.

                                                  Because each of MSCI and MS & Co. Is a subsidiary of Morgan Stanley, the economic interests of MSCI and MS & Co. may be adverse to the investors in the PLUS, including with respect to certain
                                                  determinations and judgments made in determining the MSCI Japan Index.
                                                  The policies and judgments for which MSCI is responsible concerning additions, deletions and substitutions of the Component Stocks comprising the MSCI Japan Index and the manner in which certain changes affecting such Component Stocks are taken into account may affect the value of the MSCI Japan Index. Furthermore, the policies and judgments for which MSCI is responsible with respect to the calculation of the MSCI Japan Index, including, without limitation, the selection of the foreign exchange rates used for the purpose of establishing the daily prices of the Component Stocks, could also affect the value of the MSCI Japan Index. It is also possible that
                                                  MSCI may discontinue or suspend calculation or dissemination of the
                                                  MSCI Japan Index and that, consequently, MS & Co., as calculation agent, also an affiliate of Morgan Stanley, would have to select a successor or substitute index from which to calculate the Final Index
                                                  Value and the Payment at Maturity. Any such actions or judgments could adversely affect the value of the PLUS.

                                                  MSCI maintains policies and procedures regarding the handling and use of confidential proprietary information, and those policies and procedures will be in effect throughout the term of the PLUS to restrict the use of information relating to

                                                         PS-19

========================================================================================================================

                                                  the calculation of the MSCI Japan Index prior to its dissemination.

                                                  It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the
                                                  Component Stocks could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI Japan
                                                  Index.

Discontinuance of the MSCI Japan Index;
  Alteration of Method of Calculation.........    If MSCI discontinues publication of the MSCI Japan Index and MSCI or any entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued MSCI Japan Index
                                                  (such index being referred to herein as a "Successor Index"), then any subsequent Index Closing Value will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the Relevant Exchange on the Index Business Day that any
                                                  Index Closing Value is to be determined.

                                                  Upon any selection by the Calculation Agent of a Successor Index, the
                                                  Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the PLUS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the PLUS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                                  If MSCI discontinues publication of the MSCI Japan Index prior to, and such discontinuance is continuing on, the Index Valuation Date and MS
                                                  & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the
                                                  Calculation Agent will determine the Index Closing Value for such date. The Index Closing Value will be computed by the Calculation
                                                  Agent in accordance with the formula for calculating the MSCI Japan
                                                  Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the
                                                  Relevant Exchange on such date of each security most recently constituting the MSCI Japan Index without any rebalancing or substitution of such securities following such discontinuance.
                                                  Notwithstanding these alternative arrangements, discontinuance of the publication of the MSCI Japan Index may adversely affect the value of the PLUS.

                                                  If at any time the method of calculating the MSCI Japan Index or a
                                                  Successor Index, or the value thereof, is changed in a material respect, or if the MSCI Japan Index or a Successor Index is in any
                                                  other way modified so that such index does not, in the opinion of MS &
                                                  Co., as the Calculation Agent, fairly represent the value of the MSCI
                                                  Japan Index or such Successor Index had such changes

                                                         PS-20

========================================================================================================================

                                                  or modifications not been made, then, from and after such time, the
                                                  Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the MSCI Japan Index or such Successor
                                                  Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Final Index
                                                  Value with reference to the MSCI Japan Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the MSCI Japan
                                                  Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified
                                                  (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the MSCI Japan
                                                  Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Historical Information........................    The following table sets forth the published high and low Index
                                                  Closing Values, as well as end-of-quarter Index Closing Values, of the
                                                  MSCI Japan Index for each quarter in the period from January 1, 2000 through October 24, 2005. The Index Closing Value on October 24, 2005
                                                  was 833.79. We obtained the information in the table below from
                                                  Bloomberg Financial Markets, without independent verification. The historical values of the MSCI Japan Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the MSCI Japan Index on the Index Valuation Date. The
                                                  level of the MSCI Japan Index may decrease so that you will receive a payment at maturity that is less than the principal amount of the
                                                  PLUS. We cannot give you any assurance that the level of the MSCI
                                                  Japan Index will increase so that at maturity you will receive a payment in excess of the principal amount of the PLUS. Nor can we give you any assurance that the value of the MSCI Japan Index will not increase beyond 120.4% of the Initial Index Value, in which case you will only receive the Maximum Payment at Maturity. Because your return is linked to the level of the MSCI Japan Index at maturity, there is no guaranteed return of principal.

                                                  If the Final Index Value is less than the Initial Index Value, you will lose money on your investment.

                                                                                  High         Low     Period End
                                                                                --------     -------   ----------
                                                  2000
                                                   First Quarter..........      1045.22       940.62     1023.39
                                                   Second Quarter.........      1042.88       933.75      989.12
                                                   Third Quarter..........      1003.14       882.98      903.24
                                                   Fourth Quarter.........       927.22       785.31      808.21
                                                  2001
                                                   First Quarter..........       845.04       736.74      809.37
                                                   Second Quarter.........       891.96       784.67      806.77
                                                   Third Quarter..........       804.17       614.17      628.43
                                                   Fourth Quarter.........       679.54       620.83      650.32

                                                         PS-21

========================================================================================================================

                                                                                  High         Low     Period End
                                                                                --------     -------   ----------
                                                  2002
                                                   First Quarter..........       707.49       578.96      664.92
                                                   Second Quarter.........       716.58       611.28      640.64
                                                   Third Quarter..........       655.11       549.04      570.54
                                                   Fourth Quarter.........       559.62       508.85      524.31
                                                  2003
                                                   First Quarter..........       536.88       472.61      480.37
                                                   Second Quarter.........       545.29       462.08      542.93
                                                   Third Quarter..........       654.39       551.41      613.35
                                                   Fourth Quarter.........       665.72       580.67      637.32
                                                  2004
                                                   First Quarter..........       712.11       623.79      709.17
                                                   Second Quarter.........       730.59       640.78      714.63
                                                   Third Quarter..........       713.76       652.21      665.92
                                                   Fourth Quarter.........       699.10       649.46      699.10
                                                  2005
                                                   First Quarter..........       722.58       682.13      708.27
                                                   Second Quarter.........       721.24       666.44      707.28
                                                   Third Quarter..........       867.94       706.81      858.42
                                                   Fourth Quarter
                                                      (through October
                                                      24, 2005)...........       864.08       832.63      833.79

Use of Proceeds and Hedging...................    The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our
                                                  subsidiaries. The original issue price of the PLUS includes the
                                                  Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                                  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                                  On the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PLUS by taking positions in futures and options contracts on the MSCI Japan
                                                  Index. Such purchase activity could potentially have increased the value of the MSCI Japan Index, and therefore effectively have increased the level at which the MSCI Japan Index must close before you would receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the stocks underlying the MSCI Japan Index, futures or options contracts on the MSCI Japan Index or any stocks underlying the MSCI Japan Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Index Valuation
                                                  Date. We cannot give any

                                                         PS-22

========================================================================================================================

                                                  assurance that our hedging activity will not affect the value of the
                                                  MSCI Japan Index and, therefore, adversely affect the value of the
                                                  PLUS or the payment you will receive at maturity.

Supplemental Information Concerning
  Plan of Distribution........................    Under the terms and subject to the conditions contained in the U.S.
                                                  distribution agreement referred to in the prospectus supplement under
                                                  "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of $0.15 per PLUS to other dealers, which may include Morgan
                                                  Stanley & Co. International Limited and Bank Morgan Stanley AG. We
                                                  expect to deliver the PLUS against payment therefor in New York, New
                                                  York on October 26, 2005. After the initial offering of the PLUS, the
                                                  Agent may vary the offering price and other selling terms from time to time.

                                                  In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS or the level of the MSCI Japan Index. Specifically, the
                                                  Agent may sell more PLUS than it is obligated to purchase in connection with the offering or may sell individual stocks underlying the MSCI Japan Index it does not own, creating a naked short position in the PLUS or the individual stocks underlying the MSCI Japan Index, respectively, for its own account. The Agent must close out any naked short position by purchasing the PLUS or the individual stocks underlying the MSCI Japan Index in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS or the individual stocks underlying the MSCI Japan Index in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the
                                                  Agent may bid for, and purchase, PLUS or the individual stocks underlying the MSCI Japan Index in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS.
                                                  See "--Use of Proceeds and Hedging" above.

                                                  General

                                                  No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other

                                                         PS-23

========================================================================================================================

                                                  than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                                  The Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S.
                                                  jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                                  Brazil

                                                  The PLUS may not be offered or sold to the public in Brazil.
                                                  Accordingly, the offering of the PLUS has not been submitted to the
                                                  Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in
                                                  Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                                  Chile

                                                  The PLUS have not been registered with the Superintendencia de Valores
                                                  y Seguros in Chile and may not be offered or sold publicly in Chile.
                                                  No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                                  Hong Kong

                                                  The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The
                                                  Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities

                                                         PS-24

========================================================================================================================

                                                  laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to
                                                  "professional investors" within the meaning of the Securities and
                                                  Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                                  Mexico

                                                  The  PLUS  have not  been  registered  with  the  National  Registry  of
                                                  Securities  maintained by the Mexican  National  Banking and  Securities
                                                  Commission  and may not be offered  or sold  publicly  in  Mexico.  This pricing  supplement  and  the  accompanying  prospectus  supplement  and prospectus may not be publicly distributed in Mexico.

                                                  Singapore

                                                  This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary
                                                  Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

License Agreement between
  MSCI and Morgan Stanley.....................    MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI
                                                  Japan Index, which is owned and published by MSCI, in connection with certain securities, including the PLUS. The license agreement between
                                                  MSCI and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                                  THE PLUS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY
                                                  AFFILIATE OF MSCI (SAVE THE ISSUER, BEING AN AFFILIATE OF MSCI) OR ANY
                                                  OTHER PERSON INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI
                                                  INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE
                                                  EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE
                                                  MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR
                                                  CERTAIN PURPOSES BY MORGAN STANLEY. NO MSCI PARTY MAKES ANY
                                                  REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE INVESTORS IN
                                                  THE PLUS OR ANY MEMBER OF THE PUBLIC REGARDING THE

                                                         PS-25

========================================================================================================================

                                                  ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE
                                                  PLUS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK
                                                  CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE
                                                  LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF
                                                  THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI
                                                  WITHOUT REGARD TO THE PLUS OR THE ISSUER OR INVESTOR IN THE PLUS. NO
                                                  MSCI PARTY HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR
                                                  INVESTORS IN THE PLUS INTO CONSIDERATION IN DETERMINING, COMPOSING OR
                                                  CALCULATING THE MSCI INDEXES. NO MSCI PARTY IS RESPONSIBLE FOR OR HAS
                                                  PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR
                                                  QUANTITIES OF THE PLUS TO BE ISSUED OR IN THE DETERMINATION OR
                                                  CALCULATION OF THE EQUATION BY WHICH THE PLUS ARE REDEEMABLE FOR CASH.
                                                  NO MSCI PARTY HAS ANY OBLIGATION OR LIABILITY TO THE INVESTORS IN THE
                                                  PLUS IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF
                                                  THE PLUS.

                                                  ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN
                                                  THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS
                                                  RELIABLE, NO MSCI PARTY WARRANTS OR GUARANTEES THE ORIGINALITY,
                                                  ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA
                                                  INCLUDED THEREIN. NO MSCI PARTY MAKES ANY WARRANTY, EXPRESS OR
                                                  IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PLUS,
                                                  INVESTORS IN THE PLUS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF
                                                  ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NO MSCI PARTY SHALL HAVE
                                                  ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN
                                                  CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER,
                                                  NO MSCI PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND
                                                  EACH MSCI PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF
                                                  MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO
                                                  ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF
                                                  THE FOREGOING, IN NO EVENT SHALL ANY MSCI PARTY HAVE ANY LIABILITY FOR
                                                  ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER
                                                  DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY
                                                  OF SUCH DAMAGES.

                                                  The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability that the

                                                         PS-26

========================================================================================================================

                                                  issuer may make elsewhere in this pricing supplement or the accompanying prospectus supplement or prospectus or otherwise to prospective or actual purchasers of or investors in the PLUS.

                                                  No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark in any manner of endorsement without first contacting
                                                  MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

                                                  "MSCI Japan Index(SM)" is a service mark of MSCI and has been licensed for use by Morgan Stanley. The PLUS are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the PLUS.

ERISA Matters for Pension Plans and
  Insurance Companies.........................    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974,
                                                  as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS.
                                                  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                  In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter
                                                  Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest"
                                                  within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction"
                                                  rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                                  The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE
                                                  95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds),

                                                         PS-27

========================================================================================================================

                                                  PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                                  Because we may be considered a party in interest with respect to many
                                                  Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset
                                                  Entity, is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or
                                                  Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code
                                                  (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                                  Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested.
                                                  Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                                                  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                  Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal Income Taxation.........    The following summary is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the PLUS that (i) purchase the PLUS at their
                                                  Issue Price and (ii) will hold the PLUS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the
                                                  Code, administrative pronouncements, judicial decisions and currently effective and

                                                         PS-28

========================================================================================================================

                                                  proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S.
                                                  federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws, such as:

                                                  o  certain financial institutions;
                                                  o  tax-exempt organizations;
                                                  o  dealers and certain traders in securities or foreign currencies;
                                                  o  investors holding the PLUS as part of a hedging transaction, straddle, conversion or other integrated transaction;
                                                  o  U.S. Holders, as defined below, whose functional currency is not the
                                                     U.S. dollar;
                                                  o  partnerships;
                                                  o  nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                                                  o  corporations that are treated as controlled foreign corporations or passive foreign investment companies;
                                                  o  Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                                  o  Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United
                                                     States;
                                                  o  Non-U.S. Holders who are individuals having a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States; and
                                                  o  Non-U.S. Holders that hold, or will hold, actually or
                                                     constructively, more than 5% of the PLUS or more than 5% of any component stock of the MSCI Japan Index.

                                                  As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                                  If you are considering purchasing the PLUS, you are urged to consult your own tax advisor with regard to the application of the U.S.
                                                  federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                                                  General

                                                  Pursuant to the terms of the PLUS, we and every investor in the PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PLUS for all tax purposes as a single financial contract with respect to the MSCI Japan Index that
                                                  (i) requires the investor to pay us at inception an amount equal to the purchase price of the PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the MSCI Japan Index. The characterization

                                                         PS-29

========================================================================================================================

                                                  of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS (or of similar instruments)
                                                  for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the
                                                  PLUS (or similar instruments), Tax Counsel is unable to render an opinion as to whether the U.S. federal income tax characterization of the PLUS stated above should be respected. Significant aspects of the
                                                  U.S. federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS (including possible alternative characterizations of the
                                                  PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                                                  U.S. Holders

                                                  As used herein, the term "U.S. Holder" means a beneficial owner of a
                                                  PLUS that for U.S. federal income tax purposes is:

                                                  o  a citizen or resident of the United States;
                                                  o  a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States
                                                     or any political subdivision thereof; or
                                                  o  an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                                  Tax Treatment of the PLUS

                                                  Tax basis. A U.S. Holder's tax basis in the PLUS will equal the amount paid by the U.S. Holder to acquire the PLUS.

                                                  Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the
                                                  U.S. Holder's tax basis in the PLUS.

                                                  Sale or exchange of the PLUS. Upon a sale or exchange of the PLUS prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the PLUS sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year at the time of disposition.

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                                                  Possible Alternative Tax Treatments of an Investment in the PLUS

                                                  Due to the absence of authorities that directly address the proper tax treatment of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                                  If the IRS were successful in asserting that the Contingent Payment
                                                  Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S.
                                                  Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                                  Even if the Contingent Payment Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S.
                                                  Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S.
                                                  federal income tax consequences of an investment in the PLUS.

                                                  Backup Withholding and Information Reporting

                                                  A U.S. Holder of the PLUS may be subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the
                                                  IRS. In addition, a U.S. Holder of the PLUS may also be subject to information reporting requirements, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                                  Non-U.S. Holders

                                                  The discussion under this heading applies to you only if you are a
                                                  "Non-U.S. Holder." A Non-U.S. Holder is a beneficial owner of a PLUS that for U.S. federal income tax purposes is:

                                                         PS-31

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                                                  o   a nonresident alien individual;

                                                  o   a foreign corporation; or

                                                  o   a foreign trust or estate.

                                                  Tax Treatment upon Maturity, Sale, Exchange or Disposition of a PLUS.
                                                  A Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S.
                                                  Holder, except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                                                  If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the
                                                  PLUS would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "--Information Reporting and Backup Withholding" were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                                                  Estate Tax. Non-U.S. Holders who are individuals, and entities the property of which is potentially includible in the gross estate of a
                                                  non-U.S. individual for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax.
                                                  Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                                                  Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder will be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-32

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